Exhibit 99.1

AVON PRODUCTS, INC. ANNOUNCES TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING 6.950% NOTES DUE 2043 AND RELATED CONSENT SOLICITATION

London, United Kingdom, July 11, 2023 — Avon Products, Inc. (“Avon,” the “Company” or “we”) announced today that it has commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 6.950% Notes due 2043 (the “Notes”).

In connection with the Tender Offer, we are also soliciting the consents of the Holders of the Notes (the “Consent Solicitation”) to the adoption of certain amendments (the “Proposed Amendments”) to the indenture governing the Notes, which consists of the base indenture, dated as of February 27, 2008, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), registrar and paying agent (the “Base Indenture”), as supplemented by an eighth supplemental indenture between the Company and the Trustee, dated as of March 12, 2013 (the “Eighth Supplement Indenture”) and a tenth supplemental indenture between the Company and the Trustee, dated October 2, 2019 (the “Tenth Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Eighth Supplement Indenture, the Tenth Supplement Indenture and any other supplemental indenture is referred to as the “Indenture”) to eliminate substantially all of the covenants as well as certain events of default and related provisions contained therein. The Proposed Amendments require the consents (the “Requisite Consents”) of Holders of a majority in aggregate principal amount of the Notes outstanding. Holders who tender their Notes pursuant to the Tender Offer will be deemed to have consented to the Proposed Amendments. Holders may not deliver consents to the Proposed Amendments without tendering the related Notes. The term “Holder” means a registered holder of Notes.

We have received the written commitment from certain Holders of Notes to tender their Notes in the Tender Offer and deliver Consents to the Proposed Amendments prior to the Early Tender Date (the “Supporting Noteholders”). The Supporting Noteholders represent 64.58% of the aggregate principal amount of the Notes outstanding as of the date of this Offer to Purchase. The consent of the Supporting Noteholders suffices to approve the Proposed Amendments in respect of the Notes.

If the Requisite Consents with respect to the Tender Offer are not obtained in connection with the Consent Solicitation, the Consent Solicitation may be terminated, and in such case, the Proposed Amendments to the Indenture will not become effective; however, we reserve the right in our sole discretion to accept and purchase Notes tendered pursuant to the Tender Offer for an amount in cash equal to the corresponding Total Consideration (as set forth in the table below) or Tender Offer Consideration (as set forth in the table below), as applicable.

The following table sets forth certain information relating to the Tender Offer:

Title of Security	ISIN/CUSIP	Principal Outstanding Amount	Tender Offer Consideration(1)	Early Tender Payment(1)(2)	Total Consideration(1)
6.950% Notes due 2043	US054303AZ59/054303 AZ5	U.S.$216,085,000	U.S.$1,187.50	U.S.$50.0	U.S.$1,237.50
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(1)	The amount to be paid for each U.S.$1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase, excluding Accrued Interest (as defined in the Offer to Purchase), which will be paid in addition to the Tender Offer Consideration and, if applicable, the Early Tender Payment.

(2)	Included in the Total Consideration.

The Tender Offer and related Consent Solicitation will expire at 5:00 p.m., New York City time, on August 7, 2023, unless extended or earlier terminated by us (such time and date, as it may be extended or earlier terminated with respect to the Tender Offer and related Consent Solicitation, the “Expiration Date”). Holders who validly tender (and do not validly withdraw) their Notes and deliver (and do not revoke) their related consents to the Proposed Amendments at or prior to 5:00 p.m., New York City time, July 24, 2023, unless extended by us (such time and date, as the same may be extended, the “Early Tender Date”), in the manner described in the Offer to Purchase (as defined below) will be eligible to receive the Total Consideration, which includes the Early Tender

Payment with respect to the Notes, plus any Accrued Interest. Holders who tender their Notes must consent to the Proposed Amendments. Holders cannot deliver consents to the Proposed Amendments without tendering the related Notes. Notes tendered may be withdrawn and consents delivered may be revoked at any time at or prior to 5:00 p.m., New York City time, July 24, 2023, unless extended by us (such time and date, as the same may be extended, the “Withdrawal Deadline”), but not thereafter, except as may be required by applicable law.

Our obligation to purchase the Notes in the Tender Offer is conditioned on the satisfaction or waiver of certain conditions, including the Financing Condition, as described in the Offer to Purchase. The Financing Condition relates to intercompany financing received from one of our affiliates. Subject to the applicable law, we have the right, in our sole discretion, to amend or terminate the Tender Offer or the Consent Solicitation at any time, and we reserve the right, in our sole discretion, not to accept any tenders of Notes for any reason.

The terms and conditions of the Tender Offer and Consent Solicitation, including the Proposed Amendments, are described in the Offer to Purchase and Consent Solicitation Statement, dated July 11, 2023 (as it may be amended or supplemented, the “Offer to Purchase”). Copies of the Offer to Purchase are available to Holders from D.F. King & Co., Inc., the tender and information agent for the Tender Offer and Consent Solicitation (the “Tender and Information Agent”). Requests for copies of the Offer to Purchase should be directed to the Tender and Information Agent in New York at +1 (800) 992-3086 (toll free) or +1 (212) 269-5550 (collect), or at avon@dfking.com.

We have retained HSBC Securities (USA) Inc. and Mizuho Securities USA LLC to each act as Dealer Managers and Solicitation Agents in connection with the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM (toll-free) or +1 (212) 525-5552 (collect), or to Mizuho Securities USA LLC at +1 (866) 271-7403 (toll-free) or +1 (212) 205-7736 (collect).

Neither the Offer to Purchase nor any related documents have been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

The Tender Offer and Consent Solicitation are being made solely on the terms and conditions set forth in the Offer to Purchase. Under no circumstance shall this press release constitute an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities or a solicitation of consents. The Tender Offer and Consent Solicitation are not being made to, nor will we accept tenders of Notes or delivery of consents from, Holders in any jurisdiction in which the Tender Offer and Consent Solicitation would not be in compliance with the securities or blue sky laws of such jurisdiction. No recommendation is made by us, the Dealer Managers or the Solicitation Agents as to whether Holders should tender their Notes or deliver consents. Holders should carefully read the Offer to Purchase and the related materials, because they contain important information, including the various terms and conditions of the Tender Offer and Consent Solicitation.

About Avon

For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women’s empowerment, entrepreneurship and well-being and has donated over U.S.$1 billion to women’s causes through Avon and the Avon Foundation. Avon is a wholly owned subsidiary of Natura &Co Holding. To learn more, please visit Natura &Co Holding’s website at https://www.naturaeco.com/brands/avon-2/.

Forward-Looking Statements

Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the making and consummation of the Tender Offer, the Consent Solicitation and the Financing Transaction, including the timing thereof, the Proposed Amendments and the execution of the Supplemental

Indenture (as defined in the Offer to Purchase). These statements are based on certain assumptions made by Avon based on its management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Avon, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks set forth in reports filed by Natura &Co Holding with the Brazilian Securities Commission (Comissão de Valores Mobiliários) and the U.S. Securities and Exchange Commission (the “SEC”), and by Avon with the SEC. Any forward-looking statement applies only as of the date on which such statement is made and Avon does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Avon Products, Inc.
c/o Natura &Co Holding S.A.
Investor Relations Team
ri@natura.net